EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: http://www.continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS

OPERATIONAL PERFORMANCE FOR OCTOBER

HOUSTON, Nov. 1, 2001 - Continental Airlines (NYSE: CAL) today reported a 72.1 percent domestic and 56.5 percent international load factor for a systemwide load factor of 66.1 percent in October 2001. The systemwide load factor is 4.7 points above the load factor reported for September 2001 and 4.9 points below the 71.0 percent load factor reported for October 2000. The domestic load factor is 1.0 points higher than the results for October 2000, on 18.4 percent less capacity.

Continental's on-time arrival rate was a record 88.7 percent, 0.2 points above its previous record in September 1995. Its October 2001 completion factor of 99.6 percent tied the record set in November 2000.

In October 2001, Continental systemwide flew 4.0 billion revenue passenger miles (RPMs) and 6.1 billion available seat miles (ASMs), resulting in a traffic decrease of 22.8 percent and a capacity decrease of 17.1 percent versus October 2000. Domestic traffic was 2.7 billion RPMs, down 17.2 percent from October 2000, and domestic capacity was 3.8 billion ASMs, down 18.4 percent from last year.

A decrease in systemwide load factor and yield resulted in a decrease in estimated passenger revenue per available seat mile (RASM) of between 23 and 25 percent for October 2001, as compared to October 2000. For the first two weeks of October, RASM decreased 24 to 26 percent versus the same period in October 2000. For the remainder of October, RASM decreased 22 to 24 percent versus the same period in October 2000.

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OCTOBER 2001 PERFORMANCE/PAGE 2

Continental Express, a wholly owned subsidiary of Continental Airlines, reported a load factor of 62.7 percent for October, 1.7 points above last year. Continental Express flew 286.6 million RPMs and 457.2 million ASMs in October, resulting in a traffic increase of 4.6 percent and a capacity increase of 1.9 percent versus October 2000.

Weekly Statistics

The following table summarizes Continental's year-over-year load factor difference for the complete weeks of October 2001 on a same day-of-week basis.

PRELIMINARY YEAR-OVER-YEAR LOAD FACTOR DIFFERENCE

	Oct. 1-7	Oct. 8-14	Oct. 15-21	Oct. 22-28

Domestic	0.9 Points	0.7 Points	1.4 Points	2.7 Points
International	(17.2) Points	(15.4) Points	(13.0) Points	(11.8) Points
Total Jet	(6.0) Points	(5.5) Points	(4.2) Points	(2.9) Points
Cont'l. Express	1.2 Points	1.8 Points	1.9 Points	4.1 Points

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OCTOBER 2001 PERFORMANCE/PAGE 3

PRELIMINARY TRAFFIC RESULTS

OCTOBER	2001	2000	Change
REVENUE PASSENGER MILES (000)
Domestic	2,715,641	3,281,590	(17.2) Percent

International	1,315,076	1,938,601	(32.2) Percent
Transatlantic	642,116	995,823	(35.5) Percent
Latin America	429,192	567,644	(24.4) Percent
Pacific	243,768	375,134	(35.0) Percent

Total Jet	4,030,717	5,220,191	(22.8) Percent

Cont'l. Express	286,615	273,922	4.6 Percent

AVAILABLE SEAT MILES (000)
Domestic	3,764,721	4,615,504	(18.4) Percent

International	2,328,752	2,734,843	(14.8) Percent
Transatlantic	1,065,443	1,313,471	(18.9) Percent
Latin America	743,757	887,496	(16.2) Percent
Pacific	519,552	533,876	(2.7) Percent

Total Jet	6,093,473	7,350,347	(17.1) Percent

Cont'l. Express	457,236	448,772	1.9 Percent

PASSENGER LOAD FACTOR
Domestic	72.1 Percent	71.1 Percent	1.0 Points

International	56.5 Percent	70.9 Percent	(14.4) Points
Transatlantic	60.3 Percent	75.8 Percent	(15.5) Points
Latin America	57.7 Percent	64.0 Percent	(6.3) Points
Pacific	46.9 Percent	70.3 Percent	(23.4) Points

Total Jet	66.1 Percent	71.0 Percent	(4.9) Points

Cont'l. Express	62.7 Percent	61.0 Percent	1.7 Points

CARGO REVENUE TON MILES (000)
Total	71,559	100,508	(28.8) Percent

SEPTEMBER 2001 PERFORMANCE/PAGE 4
YEAR-TO-DATE	2001	2000	Change
REVENUE PASSENGER MILES (000)
Domestic	32,438,154	32,995,514	(1.7) Percent

International	19,965,563	21,047,135	(5.1) Percent
Transatlantic	8,932,333	10,277,499	(13.1) Percent
Latin America	6,520,685	6,641,841	(1.8) Percent
Pacific	4,512,545	4,127,795	9.3 Percent

Total Jet	52,403,717	54,042,649	(3.0) Percent

Cont'l. Express	2,826,657	2,431,049	16.3 Percent

AVAILABLE SEAT MILES (000)
Domestic	44,738,976	44,519,043	0.5 Percent

International	27,619,207	27,521,109	0.4 Percent
Transatlantic	11,957,024	12,807,374	(6.6) Percent
Latin America	9,082,787	9,189,449	(1.2) Percent
Pacific	6,579,396	5,524,286	19.1 Percent

Total Jet	72,358,183	72,040,152	0.4 Percent

Cont'l. Express	4,540,219	3,899,803	16.4 Percent

PASSENGER LOAD FACTOR
Domestic	72.5 Percent	74.1 Percent	(1.6) Points

International	72.3 Percent	76.5 Percent	(4.2) Points
Transatlantic	74.7 Percent	80.2 Percent	(5.5) Points
Latin America	71.8 Percent	72.3 Percent	(0.5) Points
Pacific	68.6 Percent	74.7 Percent	(6.1) Points

Total Jet	72.4 Percent	75.0 Percent	(2.6) Points

Cont'l. Express	62.3 Percent	62.3 Percent	- Points

CARGO REVENUE TON MILES (000)
Total	786,384	911,176	(13.7) Percent

OCTOBER 2001 PERFORMANCE/PAGE 5

PRELIMINARY OPERATIONAL RESULTS
OCTOBER	2001	2000	Change
On-Time Performance*	88.7%	82.2%	6.5 Points

Completion Factor**	99.6%	99.5%	0.1 Points

PRELIMINARY RASM CHANGE AND FUEL PRICE

OCTOBER 2001 estimated year-over-year RASM Change			(23-25) Percent

OCTOBER 2001 estimated average price per gallon of fuel, excluding fuel taxes			71 cents

* Department of Transportation Arrivals within 14 minutes

** System Mileage Completion percentage

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